UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2006

SHANGHAI CENTURY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-32860	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1002, 10th Floor 34 Lyndhurst Terrace Central, Hong Kong SAR China (Address of principal executive offices)
Registrant’s telephone number, including area code: (852) 2854-8989

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 28, 2006, Shanghai Century Acquisition Corp. (the “Company”) announced the closing of the Company’s initial public offering (the “IPO”) for 14,375,000 units (including 1,875,000 units subject to the underwriters’ over allotment option, which was exercised in full). Each unit consists of one ordinary share, par value $.0005, and one warrant. The units were sold at an offering price of $8.00, generating gross proceeds to the Company of $115,000,000. Audited financial statements as of April 30, 2006 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to April 28, 2006, the Company has been a “Foreign Private Issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon consummation of the Company’s initial public offering, $109,250,000 of the proceeds from the IPO were placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company. In addition, the Company has determined that more than 50 percent of the outstanding voting securities of the Company are directly or indirectly owned of record by residents of the United States. As a result, the Company is no longer a Foreign Private Issuer and is subject to all of the reporting requirements of the Exchange Act applicable to a U.S. domestic issuer.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Audited Financial Statements

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHANGHAI CENTURY ACQUISITION

CORPORATION

Date: July 24, 2006	By: /s/ Franklin D. Chu
	Name:	Franklin D. Chu
	Title:	Co-Chief Executive Officer

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